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                                                                   Exhibit 10.45

                                THIRD AMENDMENT
                                       TO
                                 ALLERGAN, INC.
                      SUPPLEMENTAL EXECUTIVE BENEFIT PLAN
                                (RESTATED 1996)

     The ALLERGAN, INC. SUPPLEMENTAL EXECUTIVE BENEFIT PLAN (the "Plan") IS hereby amended as follows:

1. Article I of the Plan is amended by renumbering Section 1.4 as Section 1.5 and adding the following Section 1.4:

                 1.4 Spin-off of Advanced Medical Optics, Inc. In connection with the distribution of the stock of Advanced Medical Optics, Inc. ("AMO") by Allergan to its stockholders (the "AMO Spin-off") and, effective as of the AMO Spin-off Date: (i) AMO Employees shall cease to be eligible to participate in the Plan and shall cease to accrue benefits under the Plan, and (ii) the assets attributable to, and the liabilities relating to, arising out of, or resulting from the benefits of AMO Employees shall remain with the Plan and shall be payable from the Plan to AMO Employees at such times and in such forms as permitted under the Plan. The "AMO Spin-off Date" shall be June 29, 2002 and "AMO Employees" shall be those individuals whose employment is transferred from Allergan to AMO in connection with the AMO Spin-off, as reflected in the payroll records of Allergan or in the Employee Matters Agreement entered into between Allergan and AMO.

2.   The last sentence of Section 5.4 is amended as follows:

                 In addition, notwithstanding the preceding provisions of this
           Section 5.4, a Change in Control shall not be deemed to have occurred, (i) if the Person described in the preceding provisions of this Section 5.4 becomes a Beneficial Owner of more than the permitted amount of outstanding securities as a result of the acquisition of voting securities by the Sponsor which, by reducing the number of voting securities outstanding, increases the proportional number of shares beneficially owned by such Person, provided, that if a Change in Control would occur but for the operation of this sentence and such Person becomes the Beneficial Owner of any additional voting securities (other than through the exercise of options granted under any stock option plan of the Sponsor or through a stock dividend or stock split), then a Change in Control shall occur, and (ii) upon the distribution of the stock of Advanced Medical Optics, Inc. on June 29, 2002 by the Sponsor to its stockholders.

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     IN WITNESS WHEREOF, Allergan, Inc. hereby executes this Third Amendment to the Allergan, Inc. Supplemental Executive Benefit Plan on this 26th day of June, 2002.

ALLERGAN, INC.

BY: /s/ Eric Brandt
    -----------------------------------
    Eric Brandt
    Corporate Vice President

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